EXHIBIT 4.1



                         LEXINGTON PRECISION CORPORATION
                                     [LOGO]


                         CONSENT SOLICITATION STATEMENT

                 SOLICITATION OF CONSENTS TO AMEND THE INDENTURE
             IN RESPECT OF $27,412,125 AGGREGATE PRINCIPAL AMOUNT OF 12 3/4% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2000

                               -------------------

         Lexington Precision Corporation is soliciting consents from the registered holders of its 12 3/4% Senior Subordinated Notes due February 1, 2000, to amend the indenture pursuant to which the Senior Subordinated Notes were issued. This solicitation is subject to all of the terms and conditions set forth in this consent solicitation statement.

         CUSIP NUMBER: The CUSIP number for the Senior Subordinated Notes presently is 529529 AA 7.

         RECORD DATE: Registered holders of Senior Subordinated Notes on December 27, 1999, which is the record date, will have the right to consent to the proposed amendments and to receive consent payments.

         PROPOSED AMENDMENTS: The proposed amendments to the indenture will have the following effects:

         1. The maturity date of the Senior Subordinated Notes will be extended from February 1, 2000, to February 1, 2003.

         2. The annual interest rate payable on the Senior Subordinated Notes will be increased from 12 3/4% to the rates set forth in the following table:

                       PERIOD                                 INTEREST RATE
                       ------                                 -------------

          February 1, 2000 - January 31, 2001                     13 1/2%
          February 1, 2001 - July 31, 2001                        15 1/2%
          August 1, 2001 - January 31, 2002                       16%
          February 1, 2002 - July 31, 2002                        17%
          August 1, 2002 - January 31, 2003                       18%


                                 -----------------------


      THE DATE OF THIS CONSENT SOLICITATION STATEMENT IS DECEMBER 28, 1999.

         PAYMENT FOR CONSENTS: Subject to the terms and conditions set forth in this consent solicitation statement, we will make a cash payment to each registered holder of Senior Subordinated Notes who consents to the proposed amendments in an amount equal to one percent (1%) of the principal amount of the Senior Subordinated Notes for which the holder has delivered a valid consent. We will make a payment of the aggregate consent payments to The Bank of New York, as the tabulating agent and depositary (which we refer to as the depositary), on the business day following the day the proposed amendments become effective, and the depositary will then make consent payments to consenting holders (or, if the consenting holders are participants in the Depository Trust Company, credit the participants' DTC accounts) as soon as possible thereafter. We recommend that you review the sections captioned "The Consent Solicitation - Acceptance of Consents" and "The Consent Solicitation - Conditions to the Consent Solicitation" for a discussion of conditions that must be met for the consent payment to be made.

         MINIMUM CONSENTS REQUIRED: Valid consents of registered holders of not less than 98% of the aggregate principal amount of Senior Subordinated Notes outstanding are required for adoption of the proposed amendments.

         TREATMENT OF NON-CONSENTING HOLDERS: If the minimum required consents are obtained and the proposed amendments become effective, holders of Senior Subordinated Notes who did not consent to the proposed amendments will be paid the full principal of and interest accrued on their Senior Subordinated Notes on the later of February 1, 2000, or the date the proposed amendments become effective. NON-CONSENTING HOLDERS WILL NOT RECEIVE ANY CONSENT PAYMENT.

         EXPIRATION OF CONSENT SOLICITATION: This consent solicitation will expire at 5:00 P.M., New York City time, on JANUARY 27, 2000, unless extended.

         EXECUTION OF SUPPLEMENTAL INDENTURE: If the minimum required valid consents have been received and not revoked, we intend to execute the supplemental indenture implementing the proposed amendments on or promptly following the expiration of the consent solicitation. The supplemental indenture amends the indenture, dated as of August 1, 1993, by and between Lexington Precision Corporation, as issuer, and The Bank of New York, as successor to IBJ Whitehall Bank and Trust Company, as trustee, pursuant to which the Senior Subordinated Notes were issued.

         CONSIDERATIONS AND TAX CONSEQUENCES: You should review the section captioned "Certain Considerations" and "Certain United States Federal Income Tax Consequences" for a discussion of factors that should be considered in evaluating the consent solicitation.

         DELIVERY OF CONSENTS: Any holder of Senior Subordinated Notes who wishes to deliver a consent should complete and sign the consent letter (or deliver an agent's message in lieu thereof) in accordance with the instructions set forth therein and mail or deliver the manually signed consent letter (or deliver an agent's message in lieu thereof), and any other required documents, to The Bank of New York, as depositary for the consent solicitation. See the section captioned "The Consent Solicitation - Procedures for Delivering Consents" for detailed instructions.

         CONSENT LETTERS MUST BE SENT ONLY TO THE DEPOSITARY. DO NOT SEND THE CONSENT LETTER TO US, THE INDENTURE TRUSTEE, OR THE DEPOSITORY TRUST COMPANY. DO NOT SEND YOUR NOTES AT THIS TIME. IF THE REQUISITE NUMBER OF CONSENTS ARE OBTAINED AND WE IMPLEMENT THE PROPOSED AMENDMENTS, WE WILL NOTIFY YOU REGARDING THE PROCEDURES FOR REPLACEMENT OF YOUR NOTES WITH REVISED NOTES WHICH REFLECT THE CHANGES MADE BY THE PROPOSED AMENDMENTS.

         ABILITY TO REVOKE CONSENTS: Consents may be revoked at any time prior to the expiration date of the consent solicitation. If we elect to extend the consent solicitation, your right to revoke will be extended for an equal period of time.

         LEXINGTON PRECISION'S RIGHTS TO EXTEND, TERMINATE, OR AMEND THE CONSENT
SOLICITATION: Subject to compliance with applicable securities laws and the terms set forth in this consent solicitation statement, we reserve the right to extend or terminate the consent solicitation or to otherwise amend the consent solicitation in any respect.

         QUESTIONS AND REQUESTS: You should direct questions and requests for assistance or for additional copies of this consent solicitation statement or the accompanying consent letter either to us or to the depositary at the respective addresses and telephone numbers set forth on the back cover hereof. Beneficial owners of Senior Subordinated Notes may also contact their broker, dealer, commercial bank, trust company, or other nominee for assistance concerning the consent solicitation.

                              --------------------

         THIS STATEMENT HAS NOT BEEN FILED WITH OR REVIEWED BY ANY FEDERAL OR STATE SECURITIES COMMISSION OR REGULATORY AUTHORITY OF ANY COUNTRY, NOR HAS ANY COMMISSION OR AUTHORITY PASSED UPON THE ACCURACY OR ADEQUACY OF THIS STATEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL AND MAY BE A CRIMINAL OFFENSE.

         No person has been authorized to make any recommendation on our behalf as to whether you should deliver consents pursuant to the consent solicitation. No person has been authorized to give any information or to make any representation on our behalf other than those contained herein or in the accompanying consent letter. If made or given, that recommendation, information, or representation must not be relied upon as having been authorized by us.

         The consent solicitation is not being made to (nor will consents be accepted from or on behalf of) holders of notes in any jurisdiction in which the making or acceptance of the consent solicitation would not be in compliance with the laws of such jurisdiction. However, we, in our sole discretion, may take such action as we may deem necessary to make the consent solicitation in any that jurisdiction, and may extend the consent solicitation to holders of notes in that jurisdiction.

                              --------------------

         THIS CONSENT SOLICITATION STATEMENT CONTAINS IMPORTANT INFORMATION. YOU SHOULD READ IT CAREFULLY BEFORE YOU MAKE A DECISION TO CONSENT TO, OR NOT TO CONSENT TO, THE PROPOSED AMENDMENTS.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly, and special reports, proxy statements, and other information with the Securities and Exchange Commission. You may read and copy any reports and other information we file at the offices of the Securities and Exchange Commission, Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You can also obtain copies of filed documents electronically through the Commission's web site on http://www.sec.gov.

         We also file certain information with the indenture trustee and transmit certain information to holders of the Senior Subordinated Notes in accordance with the requirements of Section 314(a) of the Trust Indenture Act of 1939, as amended.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The Commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this consent solicitation statement, and information that we file later with the Commission will automatically update and supersede this information. We are incorporating by reference in this statement the following documents:

         1. Our annual report on Form 10-K for our fiscal year ended December 31, 1998.

         2. Our quarterly reports on Form 10-Q for the quarters ended March 31, 1999, June 30, 1999, and September 30, 1999.

         We are also incorporating by reference in this consent solicitation statement all reports and other documents that we file after the date of this statement pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the termination of the consent solicitation. These reports and documents will be incorporated by reference in, and considered to be a part of, this statement as of the date of filing of these reports and documents.

         You may obtain copies of any document incorporated by reference herein without charge, upon written request to Lexington Precision Corporation, 767 Third Avenue, New York, NY 10017, Attention: President.

                           FORWARD-LOOKING STATEMENTS

         Some of the information contained in this statement, including the documents that are incorporated by reference, as set forth in "Incorporation of Certain Information by Reference," may contain forward-looking statements. Forward-looking statements are generally characterized by use of words such as "believes," "expects," "anticipates," "intends," "plans," "estimates," or similar expressions, or by discussions of strategy that involve risks and uncertainties. These statements may address activities, events, or developments that we anticipate may occur in the future, including such things as strategy, competitive strengths, goals, expansion and growth of our business and operations, plans, future sales, earnings, expenses, or capital expenditures. Forward-looking statements involve known and unknown risks, uncertainties, and other factors which may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed in or implied by those forward-looking statements.

         We do not assume any obligation to update these forward-looking statements to reflect actual results, changes in assumptions, or changes in other factors affecting these forward-looking statements. Consequently, all of our forward-looking statements are qualified by these cautionary statements and we cannot assure you that the future results anticipated will be realized or, even if substantially realized, that they will have the expected consequences to or effect on us and our subsidiaries or our business or operations. Holders of Senior Subordinated Notes are cautioned not to place undue reliance on any forward-looking statements.

                               -------------------

         NO DEALER, SALESPERSON, OR OTHER PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION WITH RESPECT TO THE MATTERS DESCRIBED IN THIS CONSENT SOLICITATION STATEMENT, OTHER THAN THOSE CONTAINED HEREIN OR IN THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN AND, IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. THE DELIVERY OF THIS STATEMENT, WHICH INCLUDES THE MATERIALS APPENDED HERETO AND THE MATERIALS INCORPORATED BY REFERENCE, SHALL NOT, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN OUR AFFAIRS SINCE THE DATE HEREOF OR THAT THE INFORMATION HEREIN, OR IN ANY INCORPORATED DOCUMENT, IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----

WHERE YOU CAN FIND MORE INFORMATION.........................................iv
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE...........................iv
FORWARD-LOOKING STATEMENTS...................................................v
SUMMARY......................................................................1
DESCRIPTION OF OUR BUSINESS..................................................4
THE CONSENT SOLICITATION.....................................................6
    Background to the Consent Solicitation...................................6
    Description of Solicitation Process; Consent Payment.....................6
    Amendments; Extensions; Termination......................................7
    Acceptance of Consents...................................................8
    Procedures for Delivering Consents.......................................9
    Conditions to the Consent Solicitation..................................11
    Revocation Rights.......................................................12
    Depositary..............................................................12
    Trustee.................................................................13
    Fees and Expenses.......................................................13
MARKET AND TRADING INFORMATION..............................................13
CERTAIN CONSIDERATIONS......................................................14
THE PROPOSED AMENDMENTS.....................................................24
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES.......................25
    U.S. Holders............................................................25
    Non-U.S. Holders........................................................31
    Consequences to Lexington Precision Corporation.........................32
    Information Reporting and Backup Withholding............................33
    Treatment of Consent Payment............................................33
ANNEX A -- FORM OF FIRST SUPPLEMENTAL INDENTURE.............................A-1

                                     SUMMARY

         For your convenience, certain terms used in this consent solicitation are summarized below. The following summary is not intended to be complete and is qualified in its entirety by reference to the more detailed information included or incorporated by reference in this statement. You are urged to read carefully and in their entirety this consent solicitation statement, the accompanying consent letter, and the documents incorporated by reference.



PURPOSE OF THE CONSENT SOLICITATION:              The purpose of the consent
                                                  solicitation is to obtain
                                                  consents to the adoption of
                                                  the proposed amendments, which
                                                  would extend the maturity date
                                                  of, and increase the interest
                                                  rate payable on, the Senior
                                                  Subordinated Notes.

HOW TO DELIVER CONSENTS:                          Please refer to the section
                                                  captioned "The Consent
                                                  Solicitation Procedures for
                                                  Delivering Consents." For
                                                  further information, contact
                                                  The Bank of New York at its
                                                  telephone number and address
                                                  set forth on the back cover of
                                                  this statement or consult your
                                                  broker, dealer, commercial
                                                  bank, or trust company.

PAYMENT FOR CONSENT:                              We will pay an amount in cash
                                                  equal to one percent (1%) of
                                                  the principal amount of the
                                                  Senior Subordinated Notes in
                                                  respect of which consents are
                                                  validly given. We will make
                                                  the payment to the depositary
                                                  on the business day following
                                                  the day the proposed
                                                  amendments become effective.
                                                  The depositary will then pay
                                                  consenting holders (or, if the
                                                  consenting holders are
                                                  participants in DTC, credit
                                                  the participants' DTC
                                                  accounts) as soon as possible
                                                  thereafter. See the sections
                                                  captioned "The Consent
                                                  Solicitation - Acceptance of
                                                  Consents" and "The Consent
                                                  Solicitation - Conditions to
                                                  the Consent Solicitation."

MINIMUM CONSENTS REQUIRED:                        Valid consents of registered
                                                  holders of not less than 98%
                                                  of the aggregate principal
                                                  amount of the Senior
                                                  Subordinated Notes outstanding
                                                  are required for adoption of
                                                  the proposed amendments. We
                                                  will consummate the consent
                                                  solicitation only if we obtain
                                                  the minimum required consents.

TREATMENT OF NON-CONSENTING                       If the minimum required
HOLDERS:                                          consents are obtained and the
                                                  proposed amendments become
                                                  effective, holders of Senior
                                                  Subordinated Notes who did not
                                                  consent to the proposed
                                                  amendments will be paid the
                                                  full principal of and interest
                                                  accrued on their Senior
                                                  Subordinated Notes on the
                                                  later of February 1, 2000, or
                                                  the date the proposed
                                                  amendments become effective.
                                                  Non-consenting holders will
                                                  not receive any consent
                                                  payment.

EXPIRATION OF CONSENT SOLICITATION:               This consent solicitation will
                                                  expire at 5:00 p.m., New York
                                                  City time, on January 27,
                                                  2000, unless extended.

EXECUTION OF SUPPLEMENTAL                         If the minimum required valid
INDENTURE:                                        consents have been received
                                                  and not revoked, we intend to
                                                  execute the supplemental
                                                  indenture implementing the
                                                  proposed amendments on or
                                                  promptly following the
                                                  expiration of the consent
                                                  solicitation.

ABILITY TO REVOKE CONSENTS:                       Consents may be revoked at any
                                                  time prior to the expiration
                                                  of the consent solicitation,
                                                  by following the procedures
                                                  described in this consent
                                                  solicitation statement.
                                                  Consents may not be revoked
                                                  following the expiration of
                                                  the consent solicitation. See
                                                  the sections captioned "The
                                                  Consent Solicitation" and "The
                                                  Consent Solicitation -
                                                  Revocation Rights."

AMENDMENTS; EXTENSIONS;                           We expressly reserve the
TERMINATION:                                      right, in our sole discretion,
                                                  subject to applicable law, at
                                                  any time or from time to time,
                                                  to (1) amend the terms of the
                                                  consent solicitation, (2)
                                                  delay the payment of consent
                                                  payments if any of the
                                                  conditions set forth in the
                                                  section captioned "Conditions
                                                  to the Consent Solicitation"
                                                  are not satisfied, (3) extend
                                                  the expiration date and retain
                                                  all consents delivered prior
                                                  to that date, subject,
                                                  however, to the revocation
                                                  rights described in the
                                                  section captioned "The Consent
                                                  Solicitation - Revocation
                                                  Rights," or (4) terminate the
                                                  consent solicitation.

MAXIMUM AGGREGATE PRINCIPAL                       In order for the proposed
PAYMENTS TO NON-CONSENTING                        amendments to become
HOLDERS:                                          effective, holders of at least
                                                  98% of the aggregate principal
                                                  amount of Senior Subordinated
                                                  Notes must consent to the
                                                  proposed amendments. This
                                                  means that holders of up to 2%
                                                  of the aggregate principal
                                                  amount of Senior Subordinated
                                                  Notes could be non-consenting.
                                                  Accordingly, we may pay a
                                                  maximum of approximately
                                                  $548,000 in principal amount
                                                  to non-consenting holders.

CERTAIN CONSIDERATIONS:                           For a discussion of certain
                                                  risks and other factors that
                                                  should be considered in
                                                  evaluating the consent
                                                  solicitation, please refer to
                                                  the section captioned "Certain
                                                  Considerations."

TAX CONSEQUENCES:                                 For a discussion of certain
                                                  tax matters that should be
                                                  considered in evaluating the
                                                  consent solicitation, please
                                                  refer to the section captioned
                                                  "Certain United States Federal
                                                  Income Tax Consequences."

COMMISSIONS:                                      No commissions are payable by
                                                  holders of the Senior
                                                  Subordinated Notes to us or to
                                                  The Bank of New York, as
                                                  depositary.

TABULATING AGENT AND DEPOSITARY:                  The Bank of New York.

FURTHER INFORMATION:                              For questions or assistance,
                                                  or to obtain copies of the
                                                  documents incorporated herein
                                                  by reference, you may write us
                                                  or call us at:

                                                  Lexington Precision
                                                  Corporation 767 Third Avenue
                                                  New York, NY 10017 (212)
                                                  319-4657

                                                  You may also contact your
                                                  broker, dealer, commercial
                                                  bank, trust company, or
                                                  nominee for assistance
                                                  concerning this consent
                                                  solicitation.
                                      -3-

                           DESCRIPTION OF OUR BUSINESS

         We are a Delaware corporation and conduct our business substantially in the continental United States. Through our two operating segments, the Rubber Group and the Metals Group, we manufacture, to customer specifications, rubber and metal component parts used primarily by manufacturers of automobiles, automotive replacement parts, medical devices, and industrial equipment. We have implemented a strategy of focusing each of our manufacturing facilities on a particular product line with a well-defined market. Our operations are decentralized, with each division having a management team that is responsible for all aspects of production, sales, and customer service.

RUBBER GROUP

         Our Rubber Group manufactures silicone and organic rubber components. The Rubber Group consists of four divisions: Lexington Connector Seals, Lexington Insulators, Lexington Medical, and Lexington Technologies. In 1998 and the nine months ended September 30, 1999, net sales of the Rubber Group totaled $92.6 million, or 73.1%, and $76.3 million, or 72.8%, respectively, of our consolidated net sales.

         LEXINGTON CONNECTOR SEALS. Lexington Connector Seals manufactures molded rubber seals used in automotive wiring systems. The seals are designed to ensure the electrical integrity of the many connectors required throughout the wiring systems. We believe that Lexington Connector Seals is the largest manufacturer of seals for automotive wiring systems in North America, with approximately 1.5 billion seals sold during the nine months ended September 30, 1999.

         LEXINGTON INSULATORS. Lexington Insulators manufactures molded rubber insulators used in ignition wire sets for automobiles and light trucks. Insulators are used to shield the electrical connections made by the ignition wire at the distributor and at the spark plug. During the nine months ended September 30, 1999, net sales of insulators to original equipment manufacturers, or their tier-one suppliers, represented 50.2% of Lexington Insulators' net sales, and net sales of insulators to manufacturers of aftermarket ignition wire sets represented 49.8% of Lexington Insulators' net sales. We believe that Lexington Insulators is the largest manufacturer of insulators for ignition wire sets in North America. Approximately 252 million insulators were sold by Lexington Insulators during the nine months ended September 30, 1999.

         LEXINGTON MEDICAL. Lexington Medical manufactures molded rubber components used in a variety of medical devices, such as drug delivery systems, syringes, laparoscopic instruments, and catheters.

         LEXINGTON TECHNOLOGIES. Lexington Technologies manufactures molds that are sold to customers of the other divisions of the Rubber Group. The molds are used by the Rubber Group to produce component parts. Lexington Technologies also provides specialized engineering and design services to the other divisions of the Rubber Group.

METALS GROUP

         Our Metals Group manufactures aluminum die castings and machines aluminum, brass, and steel components. The Metals Group consists of three divisions: Lexington Die Casting and the Arizona and New York Divisions of Lexington Machining. In 1998 and the nine months ended September 30, 1999, net sales of the Metals Group totaled $34.1 million, or 26.9%, and $28.4 million, or 27.2%, respectively, of our consolidated net sales.

         LEXINGTON DIE CASTING. Lexington Die Casting manufactures aluminum die castings used primarily by manufacturers of automotive assemblies, industrial equipment, computers, and office equipment.

         LEXINGTON MACHINING. Lexington Machining, through its Arizona and New York Divisions, manufactures machined aluminum, brass, and steel components used primarily by manufacturers of initiators and inflators for automotive airbag systems, industrial equipment, automotive assemblies, recreational equipment, and home appliances.

                              --------------------

         Our principal executive offices are located at 767 Third Avenue, New York, NY 10017, and our telephone number is (212) 319-4657.

                            THE CONSENT SOLICITATION

BACKGROUND TO THE CONSENT SOLICITATION

         In early 1999, we began working with two investment banking firms on an offering of $100 million principal amount of non-investment grade debt securities, the proceeds of which would be used to repay substantially all of our outstanding indebtedness, including the Senior Subordinated Notes. During August 1999, we determined, with the concurrence of the investment banking firms, that conditions in the market for non-investment grade debt securities had deteriorated and that it was unlikely that we would be able to complete the proposed offering, on reasonable terms, prior to the maturity date of the Senior Subordinated Notes. As a result, we determined that the best alternative for us and the holders of the Senior Subordinated Notes was to undertake the consent solicitation to effect the proposed amendments. The amendments provide for a three-year extension of the maturity date of the Senior Subordinated Notes, which will permit us to continue to make interest payments to the holders of the Senior Subordinated Notes and afford us adequate time to complete a refinancing of the Senior Subordinated Notes.

         In the event that we are not able to effect the proposed amendments and extend the maturity date of the Senior Subordinated Notes, we will be in default under the indenture governing the Senior Subordinated Notes on February 1, 2000. If a default occurs, it will trigger other defaults, pursuant to cross-default provisions, under agreements relating to other indebtedness. Holders of indebtedness on which defaults exist would be entitled to accelerate the maturity thereof if the maturity date had not already passed. Lenders extending lines of credit to us would be able to cease making any further advances otherwise permitted under the credit facilities. Secured lenders would be able to seek to foreclose upon any assets securing the defaulted indebtedness. Creditors would also be able to pursue other remedies. Any of these actions by creditors could have a material adverse effect upon us. If any of these actions were taken, we would consider alternatives, including seeking relief from our creditors under applicable bankruptcy laws.

         In the event that we are not able to effect the proposed amendments by February 1, 2000, we may withhold payments of principal and interest on the Senior Subordinated Notes while we consider alternatives.

DESCRIPTION OF SOLICITATION PROCESS; CONSENT PAYMENT

         Upon the terms and subject to the conditions of the consent solicitation, including the terms and conditions of any extension or amendment to the consent solicitation, we are soliciting consents from the holders of the Senior Subordinated Notes to the proposed amendments. The purpose of the consent solicitation is to obtain consents to the adoption of the proposed amendments, which would extend the maturity date of, and increase the interest rate payable on, the Senior Subordinated Notes. Please refer to the section captioned "The Proposed Amendments" for additional information on the amendments. We are offering to pay to each holder of Senior Subordinated Notes who validly consents to the proposed amendments, a consent payment in cash equal to 1% of the principal amount of the Senior Subordinated Notes for which consents are validly delivered, and not revoked. We will make the total consent payment to the depositary on the business day following the date the proposed amendments become effective, and the depositary will then make payments to consenting holders (or, if the consenting holders are participants in DTC, credit the participants' DTC accounts) as soon as possible thereafter.

         Not less than 98% in aggregate outstanding principal amount of the Senior Subordinated Notes must consent to the proposed amendments in order for the proposed amendments to become effective.

         If the proposed amendments become effective, they will be implemented by the execution of a supplemental indenture. That supplemental indenture, including the proposed new form of Senior Subordinated Note, modified to reflect the proposed amendments, will be in substantially the form attached hereto as Annex A.

         If the minimum required consents are obtained, holders of the Senior Subordinated Notes who did not consent to the proposed amendments will be paid the full principal of and interest accrued on their Senior Subordinated Notes on the later of February 1, 2000, or the date the proposed amendments become effective and will not receive any consent payment. Because holders of at least 98% in aggregate outstanding principal amount of the Senior Subordinated Notes must consent to the proposed amendments in order for the proposed amendments to be effective, up to 2% of the aggregate principal amount of the Senior Subordinated Notes may be paid to holders who do not consent. Accordingly, we may pay a maximum of approximately $548,000 in principal amount, plus accrued and unpaid interest, to non-consenting holders.

         Consents may be validly revoked at any time prior to the expiration date of the consent solicitation. In the event of a termination of the consent solicitation, the consents delivered pursuant thereto will be promptly returned to the delivering holders.

AMENDMENTS; EXTENSIONS; TERMINATION

         The consent solicitation will expire at 5:00 p.m., New York City time, on January 27, 2000, unless extended by us or earlier terminated, as herein provided, which we refer to as the expiration date.

         We reserve the right, in our sole discretion and subject to applicable law, at any time or from time to time, to:

         1. extend the expiration date of the consent solicitation and retain all consents delivered pursuant thereto, subject, however, to the revocation rights of holders of Senior Subordinated Notes described in the section captioned "The Consent Solicitation - Revocation Rights;" and

         2. amend the terms of the consent solicitation in any respect until the consents are accepted.

         If we extend the expiration date of the consent solicitation, or if, for any reason, the acceptance of, or the payment for, consents is delayed, or if we are unable to accept or pay for consents pursuant to the consent solicitation, then the depositary may retain, on our behalf, delivered consents that have not been previously revoked and those consents may not be revoked except to the extent delivering holders are entitled to revocation rights as described in the section captioned "The Consent Solicitation - Revocation Rights."

         We may amend the terms of the consent solicitation, extend the expiration date, or terminate the consent solicitation, by giving written or oral notice thereof to the depositary, which we will follow as promptly as practicable with a public announcement thereof. In the case of an extension, a public announcement will be issued prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. Without limiting the manner in which we may choose to make any public announcement, we shall have no obligation to publish, advertise, or otherwise communicate any public announcement other than by making a release to the Bloomberg and Dow Jones news services, or otherwise as required by law. Consents delivered pursuant to the consent solicitation prior to any extension and not subsequently revoked will remain subject to the consent solicitation.

ACCEPTANCE OF CONSENTS

         Upon the terms and subject to the conditions of the consent solicitation, including the terms and conditions of any extension or amendment, and applicable law, we will accept and pay for all consents that have been validly delivered, and have not been revoked. We will deliver the aggregate amount to be paid in respect of the consent payments to the depositary on the business day following the effective date of the proposed amendments. The depositary will then pay each of the consenting holders as soon as possible thereafter by transfer to an account at the Depository Trust Company, wire transfer, or if holders do not provide adequate instructions in their consent letter, by check.

         We reserve the right, in our sole discretion, to delay acceptance of consents delivered under the consent solicitation, or the payment for consents accepted, in order to comply, in whole or in part, with applicable law. In all cases, however, payments will be made in respect of consents delivered and accepted pursuant to the consent solicitation only after timely receipt by the depositary, at its address on the back cover page hereof, of:

         1. a properly completed and duly executed consent letter (or a properly transmitted agent's message, as defined below); and

         2. any other documents required by the consent letter, in each case together with any required signature guarantees.

         In no circumstances will we pay interest on any consent payments by reason of any delay in making those consent payments.

         For purposes of the consent solicitation, we will be deemed to have accepted delivered consents if and when we give oral or written notice to the depositary of our acceptance of those consents. The depositary will act as agent for receiving consent payments from us and then transmitting payment to the consenting holders.

PROCEDURES FOR DELIVERING CONSENTS

         Holders of Senior Subordinated Notes must deliver consents in accordance with the procedures set forth herein and prior to the expiration date of the consent solicitation. The proper delivery of a consent pursuant to one of the procedures set forth herein will constitute the giving of a consent to the proposed amendments and to the execution of the supplemental indenture. Holders of Senior Subordinated Notes who desire to deliver their consents pursuant to the consent solicitation and to receive the consent payment are required to deliver their consents prior to the expiration date of the consent solicitation.

         Only registered holders of the Senior Subordinated Notes as of the record date are authorized to deliver consents. The procedures by which consents are given by beneficial owners of the Senior Subordinated Notes that are not registered holders will depend upon the manner in which the Senior Subordinated Notes are held, as described below.

         DELIVERY OF CONSENTS BY BENEFICIAL OWNERS OF SENIOR SUBORDINATED NOTES HELD THROUGH A NOMINEE. Any beneficial owner of Senior Subordinated Notes that are held of record by a custodian bank, depositary, broker, trust company, or other nominee who wishes to deliver a consent should promptly contact the record holder and instruct that record holder to deliver a consent on the beneficial owner's behalf according to one of the procedures described herein.

         DELIVERY OF CONSENTS BY BENEFICIAL OWNERS OF SENIOR SUBORDINATED NOTES HELD WITH DTC. Pursuant to authority granted by The Depository Trust Company, which we refer to as DTC, any DTC participant that has Senior Subordinated Notes credited to its DTC account, and thereby held of record by DTC's nominee, may deliver a consent directly as if it were the record holder thereof, and references herein to registered or record holders shall include those participants. Participants in DTC may deliver consents with respect to the Senior Subordinated Notes by either:

         1.     transmitting an agent's message (as defined below); or

         2. completing and signing consent letters in accordance with the instructions set forth therein and delivering those properly completed and signed consent letters, together with required signature guarantees, if any, and other documents required thereby, to the depositary at its address set forth on the back cover page of this consent solicitation statement.

         In each case, if you desire to consent, action must be taken prior to the expiration date of the consent solicitation.

         The term "agent's message" means a message, transmitted by DTC to, and received by, the depositary, forming a part of a book-entry confirmation which states that DTC has received the express acknowledgment from a DTC participant, which acknowledgment states that the participant has received and agrees to be bound by the terms of the consent letter (including, without limitation, the fact that the participant has consented to the proposed amendments in accordance with the terms of the consent letter and that we may enforce that agreement against the DTC participant).

         DELIVERY OF CONSENT BY BENEFICIAL OWNERS OF SENIOR SUBORDINATED NOTES HELD IN PHYSICAL FORM. A holder of Senior Subordinated Notes held in physical form must comply with the following instructions to deliver a consent:

         1. complete and sign the consent letter in accordance with the instructions set forth therein; and

         2. deliver a properly completed and duly executed consent letter (or a facsimile thereof), together with required signature guarantees, if any, and other documents required thereby, to the depositary at the address set forth on the back cover page of this statement prior to the expiration date of the consent solicitation.

         If the Senior Subordinated Notes are registered in the name of a person other than the signer of a consent letter, then, in order to deliver a valid consent pursuant to the consent solicitation, the consent must be endorsed, with the signature(s) on the consent guaranteed as provided below. In addition, the consent must be accompanied by a properly executed consent letter from, or a valid proxy of, the registered holder or holders of the Senior Subordinated Notes, guaranteed by an eligible institution.

         PROPER EXECUTION AND DELIVERY OF CONSENT LETTER. The method of delivery of consents, any required signature guarantees, and all other required documents, is at the option and risk of the delivering holders, and except as otherwise provided in the consent letters, delivery will be deemed made when actually received by the depositary. If delivery is by mail, we recommend that it be made sufficiently in advance of the expiration date of the consent solicitation to allow enough time to ensure timely delivery.

         If Senior Subordinated Notes are registered in more than one name, the consent letter must be executed by each of the registered holders. If a consent letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, or other person signing in a fiduciary or representative capacity, that person should so indicate when signing and should submit with the consent letter appropriate evidence of authority to execute the consent letter. Signatures need not be guaranteed if the person executing the consent letter is a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, each being hereinafter referred to as an eligible institution. In all other cases, all signatures must be medallion signature guaranteed by an eligible institution. Please follow the directions on the consent letter as to all matters set forth therein. In each instance, the consent letter should set forth the certificate numbers of Senior Subordinated Notes with respect to which a consent is given. If a consent letter relates to less than the total principal amount of Senior Subordinated Notes registered in the name of a holder, the holder must list the certificate numbers and principal amount of the Senior Subordinated Notes to which the consent letter relates. Otherwise, the consent letter will be deemed to relate to the total principal amount of Senior Subordinated Notes registered in the name of the holder executing the consent letter.

         No alternative, conditional, irregular, or contingent consents will be accepted, although we may waive defects or irregularities. By executing the consent letter (or facsimile thereof) or transmitting an agent's message, the holder delivering the consent waives any right to receive any notice of the acceptance of the consent.

         DETERMINATION OF VALIDITY. All questions as to the validity, form, eligibility (including time of receipt), and acceptance of delivered consents pursuant to the procedures described above will be determined by us in our sole discretion, and our determination will be final and binding. We reserve the absolute right to reject any or all deliveries of consents that we determine not to be in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right, in our sole discretion, subject to applicable law, to waive any defects or irregularities in any delivery of a consent, whether or not similar defects or irregularities are waived in the case of other deliveries of consents. Our interpretation of the terms and conditions of the consent solicitation, including the instructions in the consent letter, will be final and binding. Unless waived, any irregularities in connection with the delivery of consents must be cured within the time that we determine. None of the depositary, DTC, or Lexington Precision Corporation shall be under any duty to give notification of defects or irregularities in any deliveries of consents or incur any liability for failure to give any notification. Deliveries of consents will not be deemed to have been made until any irregularities have been cured or waived.

CONDITIONS TO THE CONSENT SOLICITATION

         Notwithstanding any other provisions of the consent solicitation, or any extensions or amendments thereof, we have the right to extend or amend the consent solicitation at any time in our sole discretion and we may accept or pay for any consents delivered, terminate the consent solicitation at any time in our sole discretion, postpone the acceptance of any consent delivered pursuant to the consent solicitation, or delay the payment for consents accepted. In addition, we will complete the consent solicitation only if we have received the minimum required consents on or before the expiration date of the consent solicitation.

         These conditions are for the benefit of Lexington Precision Corporation and the holders of the Senior Subordinated Notes, and may be waived with the approval of Lexington Precision Corporation and holders of a majority in aggregate principal amount of Senior Subordinated Notes not owned by us or our affiliates.

         In addition, we will not consummate the consent solicitation unless our $1,000,000 outstanding principal amount of 14% Junior Subordinated Convertible Notes have been converted into common stock and our 14% Junior Subordinated Non-Convertible Note, in the outstanding principal amount of $346,667, has been amended to extend its maturity date to May 1, 2003. Our Chairman of the Board and our President, who are the holders of these notes, have agreed to effect this conversion and amendment. This condition is for the benefit of the holders of the Senior Subordinated Notes and cannot be waived without the consent of the holders of 98% in aggregate outstanding principal amount of the Senior Subordinated Notes.

         Michael A. Lubin, our Chairman of the Board, and Warren Delano, our President, and their associates and affiliates, hold an aggregate of $1,500,000 of Senior Subordinated Notes and have agreed to consent to the proposed amendments. Receipt of consents in respect of those Senior Subordinated Notes is a further condition to the consent solicitation that cannot be waived without the consent of the holders of at least 98% in aggregate outstanding principal amount of the Senior Subordinated Notes.

REVOCATION RIGHTS

         Consents may be revoked at any time prior to the expiration date of the consent solicitation (but not thereafter, except as otherwise described below) by following the procedures described herein. IF, AFTER THE EXPIRATION DATE OF THE CONSENT SOLICITATION, WE DECREASE THE CONSENT PAYMENT, THEN PREVIOUSLY DELIVERED CONSENTS MAY BE VALIDLY REVOKED UNTIL TEN BUSINESS DAYS AFTER THE LATER OF THE EXPIRATION DATE OF THE CONSENT SOLICITATION THEN IN EFFECT AND THE DATE THAT NOTICE OF THE REDUCTION IS FIRST PUBLISHED, GIVEN, OR SENT BY US TO HOLDERS OF THE SENIOR SUBORDINATED NOTES.

         For a revocation of consents to be effective, a written notice must be received by the depositary at its address set forth on the back cover of this statement. The notice of revocation must:

         1. specify the name of the person who delivered the consent to be revoked;

         2. be signed by the holder in the same manner as the original signature on the consent letter (including any required signature guarantees); and

         3.     be in form satisfactory to us, in our sole discretion.

         Revocation of consents can only be accomplished in accordance with the foregoing procedures. A purported notice of revocation that lacks any of the required information will not be effective.

         WE WILL DETERMINE, IN OUR SOLE DISCRETION, ALL QUESTIONS AS TO THE VALIDITY (INCLUDING TIME OF RECEIPT) OF NOTICES OF REVOCATION, AND OUR DETERMINATION WILL BE FINAL AND BINDING. NONE OF LEXINGTON PRECISION CORPORATION, THE DEPOSITARY, DTC, OR ANY OTHER PERSON WILL BE UNDER ANY DUTY TO GIVE NOTIFICATION OF ANY DEFECTS OR IRREGULARITIES IN ANY NOTICE OF REVOCATION, OR SHALL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY NOTIFICATION THEREOF.

DEPOSITARY

         The Bank of New York has been appointed as depositary for the consent solicitation. Consent letters and all correspondence in connection with the consent solicitation should be sent or delivered by each holder of Senior Subordinated Notes or that holder's broker, dealer, commercial bank, trust company, or other nominee to the depositary at the address set forth on the back cover page of this consent solicitation statement.

         Any holder of Senior Subordinated Notes who has questions concerning delivery procedures should contact the depositary at the address and telephone number set forth on the back cover page of this consent solicitation statement.

TRUSTEE

         The Bank of New York, as successor in interest to IBJ Whitehall Bank and Trust Company, is serving as trustee under the Indenture.

FEES AND EXPENSES

         We will pay the depositary reasonable and customary fees for its services and will reimburse the depositary for its reasonable out-of-pocket expenses in connection therewith. We will also pay brokerage houses and other custodians, nominees, and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this consent solicitation statement and related documents to the beneficial owners of Senior Subordinated Notes and in handling or forwarding deliveries for their customers.

                         MARKET AND TRADING INFORMATION

         The Senior Subordinated Notes are not listed on any national or regional securities exchange or reported on a national quotation system. To the extent that Senior Subordinated Notes are traded, prices of Senior Subordinated Notes may fluctuate greatly depending on the trading volume and the balance between buy and sell orders. Quotations for securities that are not widely traded, such as the Senior Subordinated Notes, may differ from actual trading prices and should be viewed as approximations. Holders are urged to obtain current information with respect to the market prices for the Senior Subordinated Notes.

                             CERTAIN CONSIDERATIONS

         You should carefully review the following discussion of important issues related to the consent solicitation, in addition to the other information described elsewhere herein or incorporated herein by reference, before deciding whether to participate in the consent solicitation. You should also review the section captioned "Certain United States Federal Income Tax Consequences" for a discussion of certain tax issues that should be considered and the section captioned "The Proposed Amendments" for a description of the proposed amendments, in considering the consequences of the adoption of the proposed amendments.

OUR HIGH LEVEL OF DEBT MAY ADVERSELY AFFECT OUR FINANCIAL AND OPERATING FLEXIBILITY AND HINDER OUR ABILITY TO MAKE PAYMENTS ON THE SENIOR SUBORDINATED NOTES.

         We have substantial debt, including obligations under various secured financing arrangements, and we will be permitted to incur additional debt. Our various secured obligations are collateralized by substantially all of our assets. Our ratio of earnings before interest, taxes, depreciation and amortization, which we refer to as EBITDA, to cash interest expense for the twelve-month period ended September 30, 1999 was 2.4x and our ratio of total debt at September 30, 1999 to EBITDA for the twelve-month period then ended was 4.3x.

         Our substantial debt may have important consequences for us, including:

         * our ability to satisfy our obligations with respect to the Senior Subordinated Notes may be limited;

         * our ability to obtain additional financing to fund future debt service requirements, working capital requirements, capital expenditures, acquisitions, and other general corporate requirements may be limited;

         * a substantial portion of our cash flow will be required to make debt service payments;

         * our ability to capitalize on significant business opportunities and our flexibility to plan for, or react to, changes in our business and our industry may be limited;

         * we could be at a disadvantage relative to those of our competitors that are less highly leveraged; and

         * we may be more vulnerable in the event of a downturn in the economy or a disruption in our business.

         Our ability to repay or refinance our current debt, including the Senior Subordinated Notes, and to fund our working capital requirements, planned capital expenditures, and research and development efforts depend on our future financial and operating performance and on our ability to implement our business strategy. Our financial and operational performance, and our ability to implement our business strategy, depends on a number of factors, many of which are beyond our control. These include:

         * general economic conditions and consumer spending levels in North America;

         * economic and competitive conditions in the automotive industry and other industries that we serve;

         *      increased raw materials prices or operating costs;

         *      pricing pressures;

         *      governmental regulation of auto safety; and

         *      potential labor difficulties.

         If the proposed amendments are adopted we believe that our cash flow from operations, together with available borrowings under our credit facility, will be adequate to meet our anticipated liquidity needs, including interest and principal payments on our debt, up to, but not including, the maturity date of the Senior Subordinated Notes; however, if our cash flow and other resources are insufficient for these purposes, we may need to refinance all or a portion of our debt, including the Senior Subordinated Notes, prior to the maturity of the Senior Subordinated Notes. In addition, we do not believe that our cash flow from operations will be adequate to repay the principal of the Senior Subordinated Notes at maturity. As a result, we anticipate that we will have to refinance the Senior Subordinated Notes at maturity. We cannot assure you that we will be able to refinance any of our debt, including the Senior Subordinated Notes, either on commercially reasonable terms or at all.

WE ARE HIGHLY DEPENDENT ON TWO MAJOR CUSTOMERS.

         Our two largest customers are Delphi Automotive Systems Corporation, which, until May 1999, was a subsidiary of General Motors Corporation, and Prestolite Wire Corporation. During 1998, 1997, and 1996, our sales to Delphi Automotive represented approximately 20.7%, 22.3%, and 21.8%, respectively, of our net sales and, during 1998, net sales to Prestolite Wire represented approximately 11.4%, of our net sales. No other customer accounted for more than 10% of our total net sales during 1998, 1997, or 1996. Loss of a significant amount of business from either Delphi Automotive or Prestolite Wire could have a material adverse effect on our net sales, results of operations, and financial condition.

         We have an agreement with Delphi Automotive that governs, through 2001, the purchase and sale of substantially all of the components that we currently sell to Delphi Automotive. Under the terms of the agreement:

         * Delphi Automotive has agreed to purchase from us approximately 100% of its requirements for all specified components;

         * we have warranted that those components will remain competitive in terms of technology, design, and quality;

         * our selling prices of those components will be adjusted to reflect increases or decreases in the cost of our raw materials; and

         * our selling prices of those components will be reduced by specified amounts in each of the years covered by the agreement.

         Although we believe that a portion of the price reductions granted to Delphi Automotive will be offset by reductions in direct manufacturing costs and that a portion of the price reductions will be offset by greater absorption of manufacturing overhead as a result of volume increases, we cannot assure you that we will be able to achieve these anticipated costs savings. Our failure to achieve these savings could have a material adverse effect on our results of operations and financial condition. Additionally, we cannot assure you that we will be able to renew or extend our agreement with Delphi Automotive upon its expiration, on satisfactory terms or at all.

WE ARE HIGHLY DEPENDENT ON THE AUTOMOTIVE INDUSTRY.

         Net sales to customers in the automotive industry represented approximately 81.3%, 75.0%, and 69.5% of our net sales in 1998, 1997, and 1996, respectively. Approximately 51.3% of our net sales in 1998 were to companies that supply electrical wiring and ignition systems to manufacturers of new cars and trucks. Sales to these suppliers are highly sensitive to the rate of sales of new vehicles, which is subject to significant fluctuation. New automobile sales are principally affected by:

         *      general economic conditions and interest rates;

         *      consumer spending levels;

         *      the timing of the introduction of new models;

         *      changes in consumer preferences;

         *      strikes, lockouts, and work stoppages; and

         *      shortages of supplies and other risks of production.

         A decline in new automobile sales could have an adverse effect on our net sales, results of operations, and financial condition. Although sales to automotive aftermarket manufacturers tend to increase at times when new car sales are declining, we do not believe that increases in our aftermarket business would fully offset the effect on our net sales of a decline in new car sales.

         As a result of the well-publicized cost containment programs of the automobile manufacturers, we face, and expect to continue to face, pressure on the selling prices of our products. To date, we have been able to reduce our prices without significant adverse impact on our profits by continuously refining and improving our manufacturing processes and efficiencies, reformulating our materials, and taking advantage of the economies of scale that have resulted from our growth; however, we cannot assure you that we will, in the future, be able to absorb the price reductions required by our customers or to pass on to our customers future increases in our raw material or labor costs.

WE ENCOUNTER SIGNIFICANT COMPETITION.

         We encounter substantial competition in each of our principal markets primarily from manufacturers that are of similar size to us. Many of our competitors are not as leveraged as we are and, accordingly, may be better able to withstand changes in demand and industry pricing pressures and have greater operating and financial flexibility than we do. Some of our customers, including Delphi Automotive, also have their own manufacturing operations that compete with us and have resources substantially greater than ours. In addition, several of our other customers, as well as a number of large, diversified manufacturing companies, have the capability to compete with us but do not currently participate in our principal market niches.

         We compete primarily on the basis of price and our ability to deliver large volumes of high-quality products. We cannot assure you that we will not encounter increased competition or that we will be able to lower our costs in the face of future pricing pressures from our competitors. Either of these events could have a material adverse effect on our results of operations and financial condition.

RESTRICTIVE DEBT COVENANTS CONTAINED IN OUR CREDIT FACILITY AND THE INDENTURE LIMIT OUR OPERATING FLEXIBILITY.

         Our credit facility and the indenture contain a number of significant covenants. These covenants limit our ability to, among other things:

         *      amend or repay the Senior Subordinated Notes;

         *      borrow additional money;

         *      make capital expenditures, investments, and acquisitions;

         *      grant liens on our assets;

         *      merge, consolidate, or dispose of our assets;

         *      enter into transactions with our affiliates;

         *      repay debt; and

         *      pay dividends.

         In addition, our credit facility requires us to meet certain financial tests, including a minimum net worth test. These restrictions could impair our ability to finance our future operations or capital expenditures or to make acquisitions that may be in our interest. We are currently in compliance with the covenants and restrictions contained in our credit facility and the indenture. However, our ability to continue to comply with these covenants and restrictions may be affected by events beyond our control, including prevailing economic and financial conditions in our industry. The failure to comply with these covenants and restrictions would cause a default under our credit facility, in which event, if the default were not waived, the lenders under our credit facility could declare all amounts outstanding thereunder, including accrued interest, to be immediately due and payable. If this were to occur we might not be able to pay our debt or borrow sufficient funds to refinance it. Even if new financing were available, it might not be on terms that are acceptable to us. If we were unable to repay or refinance those borrowings when due, the lenders under our credit facility could proceed to liquidate their collateral, which includes substantially all of our assets.

WE ARE HIGHLY DEPENDENT ON KEY MANAGEMENT PERSONNEL.

         Our success depends on the continued services of Michael A. Lubin and Warren Delano, our Chairman of the Board and President, respectively, and the key management personnel in each of our divisions. Mr. Lubin and Mr. Delano are also partners of Lubin, Delano & Company, an investment banking and consulting firm. If Messrs. Lubin and Delano are required to devote a substantial amount of their time to Lubin, Delano & Company, they will have less time to devote to the management of Lexington Precision Corporation, which could have a material adverse effect on our results of operations and financial condition.

OUR LABOR RELATIONS MAY AFFECT OUR BUSINESS AND YOUR INVESTMENT.

         At one of our production facilities, approximately 64 hourly workers are subject to a collective bargaining agreement, which expires on October 19, 2001. In addition, there have been several unsuccessful attempts to organize the employees at another of our facilities. We cannot assure you that our existing union contract will be successfully renegotiated upon its expiration or that further labor organizing activities or other labor difficulties, such as work stoppages or slowdowns, will not occur at one or more of our facilities. Labor difficulties at our facilities or at those of our principal suppliers, transportation providers, or customers could have a material adverse effect on our results of operations and financial condition.

WE ARE VULNERABLE TO FLUCTUATIONS IN THE COST AND SUPPLY OF RAW MATERIALS.

         We purchase raw materials from various suppliers. While all raw materials are available from numerous independent suppliers, commodity raw materials are subject to fluctuations in price. Because raw materials in the aggregate constitute approximately 36% of our cost of goods sold, these fluctuations could have a material adverse effect on our results of operations. Although we have historically been able to pass on gradual increases in raw material prices to our customers, sharp increases in material prices are more difficult to pass through to customers in a short period of time and may have an adverse impact on our short-term financial performance. We cannot assure you that we will continue to be able to pass on increases in raw material prices to our customers in the future.

WE ARE SUBJECT TO NUMEROUS ENVIRONMENTAL LAWS AND REGULATIONS.

         Our past and present business operations and ownership and operation of real property are subject to extensive and changing environmental laws and regulations pertaining to the discharge of materials into the environment, the handling and disposal of wastes, including solid and hazardous wastes, and the protection of the environment. Some of our existing and former locations use and have used, substances, and currently generate or have generated or disposed of wastes, which are or may be considered hazardous or otherwise are subject to applicable environmental requirements. In addition, we utilize storage tanks and bulk containers for petrochemicals and other substances at our facilities. Based on our experience to date, we do not expect environmental claims or the costs of compliance with federal, state, local, and foreign environmental laws and regulations to have a material impact on our capital expenditures, earnings, or financial condition. We cannot assure you, however, that the discovery of presently unknown environmental conditions, changes in environmental laws and regulations or their interpretation, or other unanticipated events will not give rise to expenditures or liabilities that may have a material adverse effect on our business, results of operations, and financial condition.

OUR EFFORTS TO EXPAND OUR BUSINESS MAY ADVERSELY AFFECT OUR RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

         A component of our business strategy is the expansion of our domestic business into new market niches for molded rubber products. Our ability to compete successfully in these market niches will be subject to a number of factors, many of which are beyond our control, including:

         * our ability to successfully identify new market niches and develop manufacturing technology that permits us to compete successfully in those niches;

         * general economic conditions and technological developments in the automotive industry;

         *      the reactions of competitors to increased competition by us;

         * our ability to attract and retain key individuals to manage new operations;

         * our ability to acquire manufacturing facilities for new operations on commercially attractive terms; and

         *      governmental regulations.

         We also plan to expand our business into foreign markets. If we proceed with this expansion, we could encounter difficulties in our international operations that could have a material adverse effect on our financial condition and hinder our ability to make payments on our debt, including the notes. These difficulties include:

         * unexpected changes in, or delays resulting from, regulatory requirements, tariffs, customs, duties, and other trade barriers;

         *      difficulties in staffing and managing foreign operations;

         * longer payment cycles and problems in collecting accounts receivable;

         * political instability, expropriation, nationalization, war, insurrection, and other political risks;

         * fluctuations in currency exchange rates and foreign exchange controls that restrict or prohibit repatriation of funds;

         * restrictions or prohibitions on the import or export of technology;

         *      delays from customs brokers or government agencies;

         * seasonal reductions in business activity during the summer months in Europe and other parts of the world; and

         * potentially adverse tax consequences, which could adversely affect the success of our international operations.

         We cannot assure you that one or more of these factors will not have a material adverse effect on our domestic and international expansion plans and, consequently, on our results of operations or financial condition.

         The costs of expansion may require additional financing. The indenture and our credit facility limit our ability to incur additional debt. We cannot assure you that we will be able to obtain sufficient financing to complete our expansion plans on terms acceptable to us or at all. If we fail to obtain sufficient additional financing in the future, we could be forced to curtail our growth or delay capital expenditures.

WE ARE VULNERABLE TO THE POTENTIAL FAILURE OF COMPUTER SYSTEMS TO RECOGNIZE THE YEAR 2000.

         In operating our business, we are dependent on information technology and process control systems that employ computers as well as embedded microprocessors. We are also dependent on the proper functioning of the business systems of third parties, particularly our customers and suppliers. Many computer systems and microprocessors can only process dates in which the year is represented by two digits. As a result, some of these systems and processors may interpret "00" incorrectly as the year 1900 instead of the year 2000, in which event they could malfunction or become inoperable after December 31, 1999. Systems and processors that can properly recognize the year 2000 are referred to as "year 2000 compliant."

         We have completed our assessment of our exposure to the potential impact of the year 2000 problem. We currently believe that our significant systems are year 2000 compliant. Based on our assessment, we believe that our internal systems will be year 2000 compliant through normal equipment and software upgrades and that the cost of achieving year 2000 compliance will have only a minimal impact on our business; however, we cannot assure you that our assessment will prove to be correct.

         We have also taken steps to determine whether our principal suppliers and customers are, or expect to be, year 2000 compliant by the end of this year. Based on our inquiries, we are reasonably comfortable that our major suppliers will be year 2000 compliant. In addition, we believe, based on our inquiries, that our major customers who account for substantially all of our total sales are or will be year 2000 compliant.

         While we believe that our planning efforts are adequate to address our internal year 2000 concerns, we cannot assure you that the systems of our major trading partners, on which our systems and operations rely, will be year 2000 compliant. If a significant number of our major trading partners experience failures in their computer systems or operations due to year 2000 non-compliance, these events could have a material adverse effect on our business, revenues, and results of operations. Furthermore, if for any reason we or any of our major trading partners fail to complete appropriate remediation programs or fail to complete remediation programs on a timely basis, such failure could have a material adverse effect on our business, revenues, and results of operations.

WE MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS.

         Our business exposes us to potential product liability risks which are inherent in the marketing and use of the components which we manufacture. Many of the components manufactured and sold by us are designed to be used for long periods of time. Component failures, manufacturing flaws, design defects, or inadequate disclosure of product-related risks with respect to the products manufactured or sold by us could result in product failure or, particularly in the case of our products sold to the medical industry or to automotive airbag manufacturers, an unsafe condition or injury to, or death of, consumers. The occurrence of these problems could result in product liability claims or a recall of, or safety alert relating to, our products. We cannot assure you that the product liability insurance maintained by us will be available or sufficient to satisfy all claims against us or that we will be able to obtain insurance in the future at satisfactory rates, in adequate amounts, or at all. Future product liability claims, regardless of their ultimate outcome, or product recalls could result in costly litigation and could have a material adverse effect on our business, results of operations, and financial condition, and to our reputation and our ability to attract and retain customers for our products.

WE ARE CONTROLLED BY MESSRS. DELANO AND LUBIN.

         Warren Delano and Michael A. Lubin, our President and Chairman of the Board, respectively, are the beneficial owners of a majority of our common stock and, as a result, have the power to control our policies and affairs. The interests of Lexington Precision Corporation, and of Messrs. Delano and Lubin, may, from time to time, differ from the interests of the holders of the Senior Subordinated Notes.

THE SENIOR SUBORDINATED NOTES ARE SUBORDINATED TO ALL OF OUR SENIOR DEBT.

         The Senior Subordinated Notes are subordinated to all of our existing and future senior debt. Most of our senior debt is secured by collateral comprising substantially all of our assets. In the event we default on any of our secured debt or in the event we undergo a bankruptcy, liquidation, dissolution, reorganization, or similar proceeding, the proceeds of the sale of our assets would first be applied to the repayment of our secured debt before any of those proceeds would be available to make payments on our unsecured debt, including the Senior Subordinated Notes. In addition, to the extent that our assets cannot fully satisfy our senior debt, the holders of our secured debt would have a claim for any shortfall that would rank equally with our senior unsecured debt, all of which would be senior in right of payment to the Senior Subordinated Notes. Accordingly, upon an acceleration of the Senior Subordinated Notes, there may be no assets remaining from which claims of the holders of the Senior Subordinated Notes could be satisfied or, if any assets remained, they might be insufficient to satisfy those claims in full. As of September 30, 1999, we had $59.4 million of borrowings and approximately $0.8 million of undrawn letters of credit outstanding under our various secured financing arrangements and approximately $7.5 million of senior unsecured debt, and had the ability to borrow an additional $2.5 million. In addition, we will be permitted to incur additional secured debt and senior unsecured debt in the future.

WE MAY BE UNABLE TO PURCHASE YOUR SENIOR SUBORDINATED NOTES UPON A CHANGE OF CONTROL.

         Upon the occurrence of specified change-of-control events, we are required to offer to purchase all of the outstanding Senior Subordinated Notes at a price of 100% of their principal amount plus accrued interest. We may not have sufficient financial resources to purchase all of the notes that holders may tender to us upon a change of control. The occurrence of a change of control would also constitute an event of default under our credit facility. The lenders under our credit facility also have the right to prohibit any of these purchases, in which event we would be in default on the Senior Subordinated Notes. In addition, certain important corporate events such as a leveraged recapitalization that would increase the level of our debt, would not constitute a "change of control" under the indenture.

THE CONSENT PAYMENTS COULD BE SUBJECT TO FRAUDULENT TRANSFER AND PREFERENCE CONSIDERATIONS.

         Although the standards will vary depending on the law of the jurisdiction applied, in general, if a court were to find that, at the time the holders of Senior Subordinated Notes received a consent payment, either:

         * we paid those amounts, or incurred any related indebtedness, or made other related distributions with the intent of hindering, delaying, or defrauding creditors; or

         * we received less than fair consideration, or a reasonably equivalent value, for paying those amounts, or for incurring any related indebtedness, or for making other related distributions; and

         *      we either:

                * were insolvent or rendered insolvent by reason of the distribution or payment of those amounts, the incurrence of that indebtedness, or the making of those related distributions,

                * were engaged in a business for which our remaining assets constituted unreasonably small capital, or

                * were acting with the intent or belief that we would incur debts beyond our ability to repay these debts as they mature (as the foregoing terms are defined in or interpreted under applicable federal and state fraudulent conveyance statutes), then that court may find that those payments involved the incurring of obligations or the transfer of interests in property deemed to be a fraudulent conveyance under applicable law. To the extent those payments were deemed to be a fraudulent conveyance, there is a risk that those payments would be avoided and that consenting holders of Senior Subordinated Notes would be ordered by a court to turn over to us, to a fund for the benefit of our creditors, or to our judgment creditors, all or a portion of the consideration paid to holders for their consents.

         The measure of insolvency for purposes of the foregoing will vary depending on the law of the jurisdiction that is being applied. Generally, however, a corporation would be considered insolvent if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. There can be no assurance as to what standard a court would use to determine whether we were "solvent" in connection with the making of the consent payments or as to whether, regardless of the standard used, we would be found to have been solvent in that connection.

                             THE PROPOSED AMENDMENTS

         The following sets forth a description of the proposed amendments for which consents are being sought pursuant to the consent solicitation. The text of the supplemental indenture that will effectuate the proposed amendments will be in substantially the form included as Annex A to this consent solicitation statement.

         The proposed amendments will have the following effects:

         1. The maturity date of the Senior Subordinated Notes will be extended from February 1, 2000, to February 1, 2003.

         2. The annual interest rate payable on the Senior Subordinated Notes will be increased from 12 3/4% to the rates set forth in the following table:

                       PERIOD                                 INTEREST RATE
                       ------                                 -------------

          February 1, 2000 - January 31, 2001                     13 1/2%
          February 1, 2001 - July 31, 2001                        15 1/2%
          August 1, 2001 - January 31, 2002                       16%
          February 1, 2002 - July 31, 2002                        17%
          August 1, 2002 - January 31, 2003                       18%

              CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of certain United States federal income tax consequences of the adoption of the proposed amendments pursuant to the consent solicitation and the receipt of the consent payment. This summary does not purport to be a comprehensive description of all tax considerations that may be relevant to the decision by a holder to consent to the proposed amendments. This summary addresses only holders that hold the Senior Subordinated Notes as "capital assets" within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, which we refer to as the "Code." It does not address holders subject to special treatment under the United States federal income tax laws, including, without limitation, dealers, financial institutions, insurance companies, United States expatriates, tax-exempt entities, persons having a functional currency other than the United States dollar, and persons who hold Senior Subordinated Notes as part of a hedging, straddle, integrated, or conversion strategy. This summary does not address any considerations under any foreign, state, local, or other tax laws.

         This discussion also assumes that the Senior Subordinated Notes, and the "modified notes" issued pursuant to the "deemed exchange," both as described below, will be treated as debt and not equity for U.S.
federal income tax purposes.

         Except as otherwise described herein, this discussion applies only to a person who is a U.S. holder. A U.S. holder is an initial beneficial owner at the "issue price," as defined below, of the modified notes, who is (1) a citizen or resident of the United States for U.S. federal income tax purposes, (2) a corporation, partnership, or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or (3) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. A non-U.S. holder is any holder that is not a U.S. holder.

         This summary is based on the Code, Treasury regulations promulgated thereunder (final, temporary, and proposed), Internal Revenue Service rulings and practice, and judicial decisions, all as in effect on the date hereof. These authorities are subject to change or differing interpretations, possibly with retroactive effect, in which case the United States federal income tax consequences could differ from those described below. We cannot assure you that the treatment of the proposed amendments described herein will be respected by the Internal Revenue Service (which we refer to as the IRS) or, if challenged, by a court.

         HOLDERS OF SENIOR SUBORDINATED NOTES ARE URGED TO CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM, INCLUDING THE TAX CONSEQUENCES UNDER UNITED STATES FEDERAL TAX LAWS AND ANY STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS, OF THE RECEIPT OF THE CONSENT PAYMENT AND THE ADOPTION OF THE PROPOSED AMENDMENTS.

U.S. HOLDERS

         DEEMED EXCHANGE. The alterations to the terms of the Senior Subordinated Notes, in particular the alteration increasing the interest payable under the Senior Subordinated Notes, will result in a "significant modification" of the Senior Subordinated Notes, which in turn will cause a deemed exchange of the Senior Subordinated Notes for "modified" Senior Subordinated Notes (which we call modified notes) under Treasury Regulation ss.1.1001-3. The modified notes will be treated for federal income tax purposes as new debt issued in exchange for the Senior Subordinated Notes. The tax effect of the deemed exchange will depend upon whether both the Senior Subordinated Notes and the modified notes may be treated as "securities". For reasons given below, it is likely that the deemed exchange will be treated as a taxable sale of the Senior Subordinated Notes in exchange for the modified notes, although an improbable case could be made for tax-free treatment.

         DEEMED EXCHANGE AS TAXABLE SALE. The deemed exchange could qualify as a tax-free reorganization under the Code only if both the Senior Subordinated Notes and the modified notes were treated as securities. Generally, a debt instrument qualifies as a security if its original maturity date is ten years or more. A debt instrument with a maturity date of less than five years generally does not constitute a security. Securities with maturity dates of between five and ten years fall into an uncertain area. Because the three-year term of the modified notes is relatively short, it is likely that the deemed exchange of the Senior Subordinated Notes for modified notes will constitute a taxable sale of the Senior Subordinated Notes. A U.S. holder would, in this event, recognize taxable gain or loss based on the difference between that holder's "amount realized," which would most likely be the "issue price" of the modified notes received in the deemed exchange, and that U.S. holder's adjusted tax basis in the Senior Subordinated Notes. A new holding period on the modified notes would begin on the day following the date of issue. See "Original Issue Discount" and "The Amount of Original Issue Discount" for the definition of issue price. Any gain representing accrued market discount would be taxed as ordinary income, and any remaining gain or any loss would be taxed as capital gain or loss, assuming the Senior Subordinated Notes were held as capital assets, which would be long-term or short-term depending on whether or not a holder's period were in excess of one year.

         Certain holders of Senior Subordinated Notes may be able to defer reporting any gain realized on the deemed exchange under the installment sale rules. Under recently enacted legislation, the installment sale method is no longer available for accrual method U.S. holders. However, cash method U.S. holders of Senior Subordinated Notes may continue to report any gain on the deemed exchange using the installment sale method provided:

         1. the cash method U.S. holder is not a dealer in the Senior Subordinated Notes;

         2. neither the Senior Subordinated Notes nor the modified notes are "readily tradable" as defined in the installment sale regulations; and

         3. the cash method U.S. holder does not elect out of the installment sale method.

A cash method U.S. holder of Senior Subordinated Notes qualifying for the installment sale method of reporting gain could still be liable in certain circumstances for the interest charge on the deferred tax liability provided by section 453A of the Code.

         ALTERNATIVE TREATMENT OF DEEMED EXCHANGE AS A TAX-FREE
RECAPITALIZATION. Although very unlikely, it is possible that both the modified notes and the Senior Subordinated Notes would be treated as securities, with the result that the deemed exchange of Senior Subordinated Notes for modified notes would be treated as a tax-free recapitalization pursuant to section 368(a)(1)(E) of the Code.

         In the event the deemed exchange of Senior Subordinated Notes for modified notes qualified as a recapitalization, no loss would be recognized to an exchanging U.S. holder and any realized gain would be recognized only to the extent of the fair market value of the excess of the principal amount of the modified notes received over the principal amount of the Senior Subordinated Notes surrendered. Realized gain is generally defined as any excess of the issue price of the modified notes (or, possibly, their fair market value, particularly in the case of a cash method U.S. holder) over a U.S. holder's adjusted basis in the Senior Subordinated Notes. It appears that principal amount should refer to the issue price and adjusted issue price of the respective debt instruments being exchanged, although it may refer to their respective face amounts. Assuming the issue price construction is determinative, any realized gain will be recognized only to the extent of the fair market value of the excess of the issue price of the modified notes received over the issue price of the Senior Subordinated Notes exchanged in the deemed exchange, which is referred to as boot. This amount is expected to be zero.

         ORIGINAL ISSUE DISCOUNT. The modified notes will be issued at a discount and will be considered to bear "original issue discount" for U.S. federal income tax purposes. Each U.S. holder, whether a cash or accrual basis taxpayer, will be required to include in income in each taxable year, in advance of the receipt of cash payments on the modified notes, that portion of the original issue discount, if any, attributable to each day during that year on which the U.S. holder held the Notes. These computations must be made on a constant yield basis. See "--Taxation of Original Issue Discount."

         THE AMOUNT OF ORIGINAL ISSUE DISCOUNT. The amount of original issue discount with respect to each modified note will equal the excess of its "stated redemption price at maturity" over its issue price. The amount of the original issue discount borne by the modified notes is unclear and will depend on whether the Senior Subordinated Notes or the modified notes are "publicly traded," as discussed below.

         The determination of the issue price of the modified notes depends upon whether they, or the Senior Subordinated Notes, are considered as traded on an established market within the meaning of Treasury Regulation ss.1.1273-2(f) (which we refer to as "publicly traded"). Generally, a debt instrument is treated as publicly traded if, at any time during the 60-day period ending 30 days after the issue date, the debt instrument is described in any one of four paragraphs of that Treasury regulation. The 60-day period described above relates to both the original issuance of the Senior Subordinated Notes and presumably also to the deemed issuance of the modified notes in the deemed exchange. Of the four possible descriptions, the only two potentially applicable to the Senior Subordinated Notes and the modified notes are whether either is:

         1.   "property appearing on a quotation medium," or

         2.   a "readily quotable debt instrument."

         A debt instrument is property appearing on a quotation medium, and thus publicly traded, if it appears on a system of general circulation, including a computer listing disseminated to subscribing brokers, dealers, or traders, that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of one or more identified brokers, dealers, or traders or actual prices (including rates, yields, or other pricing information) of recent sales transactions. A quotation medium does not include a directory or listing of brokers, dealers, or traders for specific securities, such as yellow sheets, that provides neither price quotations nor actual prices of recent sales transactions.

         A debt instrument is a readily quotable debt instrument and thus publicly traded if price quotations are readily available from dealers, brokers or traders. A series of safe harbors applies, however, which provide that a debt instrument is in any event not a readily quotable debt instrument if:

         1. no other outstanding debt instrument of the issuer, or of any person who guarantees the debt instrument, is described in any of the four paragraphs alluded to above;

         2. the original stated principal amount of the issue that includes the debt instrument does not exceed $25 million;

         3. the conditions and covenants relating to the issuer's performance with respect to the debt instrument are materially less restrictive than the conditions and covenants included in all of the issuer's other traded debt (e.g., the debt instrument is subject to an economically significant subordination provision whereas the issuer's other traded debt is senior); or

         4. the maturity date of the debt instrument is more than three years after the latest maturity date of the issuer's other traded debt.

         Due to significant interpretative difficulties with respect to these definitions and factual uncertainties regarding the market for the Senior Subordinated Notes and the modified notes, it is unclear whether either the Senior Subordinated Notes or modified notes are or will be publicly traded. We believe that the Senior Subordinated Notes are not currently publicly traded. It is possible, however, depending on events occurring before or after the effective date, that the Senior Subordinated Notes or the modified notes will be publicly traded.

         If neither the Senior Subordinated Notes nor the modified notes are publicly traded, the issue price of the modified notes would be their principal amount. If the modified notes were publicly traded (which is possible, though uncertain), their trading price would determine their issue price. If the modified notes were not publicly traded but the Senior Subordinated Notes were publicly traded (which seems unlikely), the trading price of the Senior Subordinated Notes would determine the issue price of the modified notes. In the event that either the Senior Subordinated Notes or the modified notes were publicly traded, it is likely that the issue price of the modified notes would be substantially less than their face amount and a substantial amount of additional original issue discount would result.

         As noted, we believe that the Senior Subordinated Notes are not currently publicly traded and will determine whether the modified notes are publicly traded, or the Senior Subordinated

Notes become publicly traded, based on our best judgment. However, the Internal Revenue Service, may disagree with our position and we cannot assure you that our position would be sustained in court.

         Under the original issue discount regulations, the stated redemption price at maturity of each modified note will include all payments to be made in respect thereof, including both principal and any stated interest payments, other than:

         1. qualified stated interest (which is generally defined as stated interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at least annually at a single fixed rate that appropriately takes into account the length of intervals between payments); and

         2.   payments subject to remote or incidental contingencies.

Under applicable Treasury regulations, all interest payable on the modified notes to the extent it does not exceed 13 1/2% will constitute qualified stated interest, while the excess (or "stepped") portion will not. Accordingly, the excess portion of the interest will be part of the stated redemption price at maturity of the modified notes and will accrue as original issue discount. Actual payments of the excess interest will be treated first as payments of previously accrued original issue discount and then as payments of the principal amount of the modified notes.

         Accordingly, depending upon the determination of the issue price of the modified notes, the original issue discount with respect to the modified notes will equal either:

         1. in the case neither the Senior Subordinated Notes nor modified notes are publicly traded, the amount of interest payable under the modified notes which exceeds the amount payable at 13 1/2% over the term of the modified notes, referred to above as the stepped interest; or

         2. in the case where either the Senior Subordinated Notes or modified notes are publicly traded, the sum of the stepped interest plus the excess of the principal amount of the modified notes over their issue price as determined under the publicly traded rules.

         TAXATION OF ORIGINAL ISSUE DISCOUNT. A U.S. holder of a modified note will be required to include as gross income for U.S. federal income tax purposes an amount equal to the sum of the daily portions of the original issue discount attributable to each day during the taxable year on which the U.S. holder holds the modified note. The daily portions of original issue discount required to be included in a U.S. holder's gross income in a taxable year will be determined on a constant yield basis by allocating to each day a pro rata portion of the original issue discount on the modified note that is attributable to the accrual period in which the day is included. Accrual periods with respect to a modified note may be of any length selected by the U.S. holder and may vary in length over the term of the modified note as long as no accrual period is longer than one year and each scheduled payment of interest or principal on the modified note occurs on either the first or last day of an accrual period.

         TAX BASIS IN THE MODIFIED NOTES. Assuming the deemed exchange is a taxable event and the installment method is not available, a U.S. holder's initial tax basis in a modified note will be equal to the U.S. Holder's amount realized, which is probably the issue price of the modified note on the deemed exchange, as determined above. In this event, a U.S. holder's tax basis in a modified note will be increased subsequently by the amount of original issue discount or market discount that is included in that U.S. holder's income with respect to the modified note and will be decreased by the amount of any cash payments received. If the deemed exchange were treated as a tax-free recapitalization, a U.S. holder's basis in the modified notes received in the deemed exchange would be its adjusted tax basis in the Senior Subordinated Notes, increased by any gain recognized on the deemed exchange and decreased by the amount of any boot received.

         MARKET DISCOUNT; ACQUISITION PREMIUM; PREMIUM. If a U.S. holder receives or purchases a modified note for an amount that is less than the "revised issue price" of the modified note at the time of acquisition, the amount of the difference will be treated as "market discount" for U.S. federal income tax purposes, unless the difference is less than a specified de minimis amount. The revised issue price of a debt obligation generally equals the sum of its issue price and the total amount of original issue discount includable in the gross income of all U.S. holders for periods before the acquisition of the debt obligation by the current U.S. holder (without regard to any reduction in the income resulting from acquisition premium) and less any cash payments in respect of the debt obligation (other than qualified stated interest). Under the market discount rules, a U.S. holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of, a modified note as ordinary income to the extent of the market discount which has not previously been included in income and is treated as having accrued on that modified note at the time of that payment or disposition. If a U.S. holder makes a gift of a modified note, accrued market discount, if any, will be recognized as if that U.S. holder had sold that modified note for a price equal to its fair market value. In addition, the U.S. holder may be required to defer, until the maturity of the modified note or, in certain circumstances, the earlier disposition of the modified note in a taxable transaction, the deduction of a portion of the interest expense on any indebtedness incurred or continued to purchase or carry that modified note.

         Any market discount will be considered to accrue on a straight-line basis during the period from the date of acquisition to the maturity date of the modified note, unless the U.S. holder elects to accrue market discount on a constant interest method. A U.S. holder of a modified note may elect to include market discount in income currently as it accrues, on either a straight-line basis or constant interest method, in which case the rules described above regarding the deferral of interest deductions will not apply. This election to include market discount in income currently, once made, is irrevocable and applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the IRS.

         A U.S. holder who receives or purchases a modified note for an amount that is greater than the adjusted issue price of that modified note, but that is less than or equal to the stated redemption price at maturity of the modified note after the purchase date, will be considered to have purchased that modified note at an acquisition premium. Under the acquisition premium rules of the Code and the Treasury regulations, the amount of original issue discount which that U.S. holder must include in its gross income with respect to that modified note for any taxable year will be reduced for each accrual period by an amount equal to the product of the amount of original issue discount otherwise includable for the period and a fraction, the numerator of which is the acquisition premium and the denominator of which is the excess of the amounts payable on the modified note after the purchase date over that modified note's adjusted issue price.

         A U.S. holder of a modified note purchased at a premium over its stated redemption price at maturity may elect to amortize that premium over the remaining term of the modified note (or possibly by reference to an earlier call date) on a constant yield basis. Such election would apply to all debt instruments held at any time during the taxable year or thereafter acquired and would not be revocable without the consent of the IRS.

         SALE, REDEMPTION, OR EXCHANGE OF NOTES. Unless a nonrecognition provision applies, the sale, exchange, redemption (including pursuant to an offer by us), or other disposition of a modified note generally will be a taxable event for U.S. federal income tax purposes. In that event, a U.S. holder of a modified note will generally recognize gain or loss equal to the difference between the amount of cash plus the fair market value of any property received upon that sale, exchange, redemption, or other taxable disposition and the U.S. holder's adjusted tax basis therein. Except with respect to accrued market discount, the gain or loss should be capital gain or loss and will be long-term capital gain or loss if the note was held by the U.S. holder for more than one year at the time of that sale, exchange, redemption, or other disposition. The excess of net long-term capital gains over net short-term capital losses is taxed at a lower rate than ordinary income for certain non-corporate taxpayers. The distinction between capital gain or loss and ordinary income or loss is also relevant for purposes of, among other things, limitations on the deductibility of capital losses.

NON-U.S. HOLDERS

         PAYMENT OF INTEREST. A non-U.S. holder will not be subject to United States federal income tax by withholding or otherwise on the accrual or payment of original issue discount or on payments of interest on a modified note, provided that the beneficial owner of the modified note fulfills the statement requirements set forth in applicable Treasury regulations, unless:

         1. the non-U.S. holder actually or constructively owns 10% or more of the total combined voting power of all classes of our stock entitled to vote; or

         2. the interest or original issue discount is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States.

         GAIN ON DISPOSITION OF SENIOR SUBORDINATED NOTES. A non-U.S. holder will not be subject to United States federal income tax by withholding or otherwise on gain realized on the disposition of a Senior Subordinated Note in the deemed exchange or a modified note unless:

         1. in the case of a non-U.S. holder who is an individual and is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are met, in which case such individual will be taxed as a U.S. holder in any event; or

         2. the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder in the United States.

         EFFECTIVELY CONNECTED INCOME. To the extent that interest income or gain on the disposition of modified notes are effectively connected with the conduct of a trade or business of the non-U.S. holder in the United States, the income will be subject to United States federal income tax at the same rates generally applicable to United States persons. Additionally, in the case of a non-U.S. holder which is a corporation, the effectively connected income may be subject to the United States branch profits tax at the rate of 30%, or lower treaty rates.

         ESTATE TAX. Modified notes held at the time of death by an individual non-U.S. holder will not be subject to United States federal estate tax, provided that at the time of death the holder did not actually or constructively own 10% or more of the total combined voting power of all classes of our stock entitled to vote, and the modified notes were not held in connection with the holder's trade or business in the United States.

         TREATIES. Applicable treaties between the United States and a country in which a non-U.S. holder is a resident may alter the tax consequences described above.

CONSEQUENCES TO LEXINGTON PRECISION CORPORATION

         ORIGINAL ISSUE DISCOUNT. Depending upon the determination of the issue price of the modified notes, the original issue discount with respect to the modified notes will equal either:

         1. in the case neither the Senior Subordinated Notes nor modified notes are publicly traded, the amount of interest payable under the modified notes which exceeds the amount payable at 13 1/2% over the term of the modified notes; or

         2. in the case where either the Senior Subordinated Notes or modified notes are publicly traded, the sum in item 1, above, plus the excess of the principal amount of the modified notes over the issue price as determined under the publicly traded rules.

We would deduct original issue discount on a constant yield to maturity basis over the term of the modified notes.

         CANCELLATION OF INDEBTEDNESS INCOME. We could also recognize cancellation of indebtedness income on the deemed exchange of Senior Subordinated Notes for modified notes to the extent the issue price of the modified notes was less than the adjusted issue price of the Senior Subordinated Notes, which should be their principal amount. Depending on the resolution of the proper determination of the issue price of the modified notes, we will either have:

         1. in the case neither the modified notes nor the Senior Subordinated Notes are publicly traded, cancellation of indebtedness income of zero; or

         2. in the case either the modified notes or the Senior Subordinated Notes are publicly traded, cancellation of indebtedness income equal to the excess of the principal amount of the Senior Subordinated Notes over the issue price of the modified notes as determined under the publicly traded rules.

In the latter case, however, we anticipate that our present net operating loss carryovers will be available to absorb all or substantially all of any resulting cancellation of indebtedness income.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         In addition to the withholding rules described above, interest and payments of proceeds from the disposition by certain non-corporate holders of the Senior Subordinated Notes may be subject to backup withholding at a rate of 31%. A non-corporate U.S. holder generally will be subject to backup withholding at a rate of 31% unless the recipient of that payment supplies an accurate taxpayer identification number, as well as certain other information, or otherwise establishes, in the manner prescribed by law, an exemption from backup withholding. Any amount withheld under backup withholding is allowable as a credit against the U.S. holder's federal income tax, upon furnishing the required information.

         Generally, backup withholding of United States federal income tax at a rate of 31% and information reporting may apply to payments of principal, interest, and premium to non-U.S. holders that are not exempt recipients and that fail to provide certain information as may be required by United States law and applicable regulations.

TREATMENT OF CONSENT PAYMENT

         The consent payments will likely be treated as separate payments in the nature of fees for the consents. As a result, U.S. holders will likely be required to include the amount of any consent payments made to them in ordinary income for federal income tax purposes.

         Alternatively, it is possible that the consent payments would be treated as separate payments for certain rights of the U.S. holders and, therefore, represent a tax-free return of capital on the modified notes. In that event, a U.S. holder would not be required to include any amount in taxable income, but would instead reduce its tax basis in the modified notes by the amount of the consent payment made to it. This would in turn affect the amount of gain or loss recognized on the deemed exchange.

                         [Page Intentionally Left Blank]

                                                                      Annex A to
                                                  Consent Solicitation Statement
                                                  ------------------------------

                         LEXINGTON PRECISION CORPORATION




             12 3/4% SENIOR SUBORDINATED NOTES DUE FEBRUARY 1, 2000


                        ---------------------------------


                          FIRST SUPPLEMENTAL INDENTURE

                          DATED AS OF JANUARY __, 2000

                                       TO

                                    INDENTURE

                           DATED AS OF AUGUST 1, 1993


                        ---------------------------------




                              THE BANK OF NEW YORK

                                   AS TRUSTEE

                         [Page Intentionally Left Blank]

                          FIRST SUPPLEMENTAL INDENTURE


         FIRST SUPPLEMENTAL INDENTURE, dated as of January __, 2000, between Lexington Precision Corporation, a Delaware corporation (the "Company"), and The Bank of New York, a New York banking corporation and successor in interest to IBJ Whitehall Bank & Trust Company, as Trustee (the "Trustee").

         WHEREAS, the Company and the Trustee executed an Indenture, dated as of August 1, 1993, in respect of the Company's 12 3/4% Senior Subordinated Notes due February 1, 2000 (the "Securities");

         WHEREAS, an aggregate of $27,412,125 in principal amount of the Securities are presently outstanding;

         WHEREAS, the Company desires to amend the Indenture (i) to extend the maturity date of the Securities from February 1, 2000, to February 1, 2003, (ii) to increase the initial interest rate and provide for interest rate increases up to a maximum of 18%; and (iii) to make certain amendments to the Indenture and the Securities in connection therewith;

         WHEREAS, Section 9.02 of the Indenture provides that the Indenture and the Securities may be amended with the consent of each affected Holder of Securities;

         WHEREAS, the Company undertook a consent solicitation (the "Solicitation") seeking the written consent of Holders to implement the amendments set forth in this First Supplemental Indenture;

         WHEREAS, the Company has received in the Solicitation the valid written consents of the Holders of at least 98% in aggregate principal amount outstanding of the Securities, consenting to the substance of the amendments set forth in this First Supplemental Indenture;

         WHEREAS, all conditions and requirements necessary to make this First Supplemental Indenture a valid, binding, and legal instrument in accordance with the terms of the Indenture have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized; and

         WHEREAS, in accordance with the terms of the Indenture, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture and has delivered to the Trustee a copy of a Board Resolution authorizing the execution of this First Supplemental Indenture.

         NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Securities, as follows:

                                    ARTICLE I

                                   AMENDMENTS

                  Section 1.01.     The Indenture is hereby amended as follows:

                  (a) In the second paragraph of the Preamble, the words "12 3/4% Senior Subordinated Notes due February 1, 2000" shall be deleted and replaced with the words "Increasing Rate Senior Subordinated Notes due February 1, 2003."

                  (b) The definitions of "Junior Notes" and "New Junior Notes" in Section 1.01 of the Indenture are hereby amended to add the phrase ", as amended from time to time" at the end of each such definition.

                  (c) Exhibit A to the Indenture is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

                  Section 1.02. The Company hereby agrees to issue, execute, and deliver, and the Trustee hereby agrees to authenticate, a replacement certificate or certificates representing any Securities outstanding on the date of this First Supplemental Indenture, which certificate or certificates shall reflect the amendments to the Securities effected pursuant to Sections 1.01(a), 1.01(b) and 1.01(c) hereof.

                                   ARTICLE II

                            MISCELLANEOUS PROVISIONS

                  Section 2.01. Terms Defined. For all purposes of this First Supplemental Indenture, except as otherwise defined herein, capitalized terms used in this First Supplemental Indenture shall have the meanings ascribed to such terms in the Indenture.

                  Section 2.02. Indenture. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all their terms shall remain in full force and effect. From and after the effectiveness of this First Supplemental Indenture, any reference to the Indenture or the Securities shall mean the Indenture or the Securities, as the case may be, as so amended by this First Supplemental Indenture.

                  Section 2.03. Governing Law. The internal laws of the State of New York shall govern this First Supplemental Indenture, without regard to the principles of conflicts of law thereof.

                  Section 2.04. Successors. All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successors and assigns. This First Supplemental Indenture shall be binding upon each Holder of Securities and their respective successors and assigns.

                  Section 2.05. Multiple Counterparts. The parties may sign multiple counterparts of this First Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together shall represent the same agreement.

                  Section 2.06. Effectiveness. The provisions of this First Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company and the Trustee. In accordance with Sections 9.06 and
12.04 of the Indenture, the Company has delivered to the Trustee an Officers' Certificate and Opinion of Counsel as conclusive evidence that this First Supplemental Indenture complies with the applicable requirements of the Indenture and that all of the conditions precedent to the effectiveness of this First Supplemental Indenture have been satisfied.

                  Section 2.07. Trustee Disclaimer. The Trustee accepts the amendment of the Indenture and the Securities effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended. Without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company, or for or with respect to (i) the validity, efficacy, or sufficiency of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company by corporate action or otherwise, or (iii) the due execution hereof by the Company, and the Trustee makes no representation with respect to any such matters.

                  Section 2.08. Separability Clause. In case any clause of this First Supplemental Indenture shall be invalid, illegal, or unenforceable, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                                   SIGNATURES


         IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first above written.

                                     LEXINGTON PRECISION CORPORATION



                                     By:________________________________________
                                     Name:
                                     Title:


                                     THE BANK OF NEW YORK,
                                      as Trustee



                                     By:________________________________________
                                     Name:
                                     Title:

                                                                    Exhibit A to
                                                    First Supplemental Indenture


                       INCREASING RATE SENIOR SUBORDINATED
                           NOTES DUE FEBRUARY 1, 2003


No. _______                                                  CUSIP No. _________

                         LEXINGTON PRECISION CORPORATION


promises to pay to _______________________________________ or registered assigns the principal sum of _________________________ dollars on February 1, 2003.

Interest Payment Dates:    February 1 and August 1, commencing August 1, 2000
           Record Dates:   January 15 and July 15


Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which provisions shall have the same effect as if set forth at this place.

                                     LEXINGTON PRECISION CORPORATION



                                     By:________________________________________
                                     Name:
                                     Title:

                                     Attested:



                                     By:________________________________________
                                     Secretary

                                     (Seal)

Trustee's Certificate of Authentication

THE BANK OF NEW YORK,
    as Trustee, certifies that this is one
    of the Securities referred
    to in the Indenture.


By: ____________________________
Authorized Signatory

                         LEXINGTON PRECISION CORPORATION


          INCREASING RATE SENIOR SUBORDINATED NOTE DUE FEBRUARY 1, 2003



1.   INTEREST.

         LEXINGTON PRECISION CORPORATION (the "Company"), a Delaware corporation, promises to pay interest on the principal amount of this Note at the following rates per annum during the respective periods set forth below:

                      PERIOD                                  INTEREST RATE
                      ------                                  -------------

          February 1, 2000 - January 31, 2001                     13 1/2%
          February 1, 2001 - July 31, 2001                        15 1/2%
          August 1, 2001 - January 31, 2002                       16%
          February 1, 2002 - July 31, 2002                        17%
          August 1, 2002 - January 31, 2003                       18%

         The Company will pay interest semi-annually on February 1 and August 1 of each year, commencing on August 1, 2000. Interest on the Notes will accrue from the most recent date to which interest has been paid. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the rate per annum then prevailing; it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.   METHOD OF PAYMENT.

         The Company will pay interest on the Notes (except Defaulted Interest) to the persons who are registered holders of Notes ("Noteholders" or "Holders") at the close of business on the January 15 or July 15 preceding the interest payment date. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may, however, pay principal and interest by mailing its check payable in such money to a Holder's registered address.

3.   PAYING AGENT, REGISTRAR.

         Initially, The Bank of New York will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar, or co-Registrar without notice. The Company or any of its Subsidiaries may act as Paying Agent, Registrar, or co-Registrar.

4.   INDENTURE.

         The Company issued the Notes under an Indenture dated as of August 1, 1993, as supplemented by the First Supplemental Indenture dated as of January __, 2000 (the "Indenture") between the Company and The Bank of New York, as successor in interest to IBJ Schroder Bank & Trust Company, as Trustee (the "Trustee"). The terms of the Notes include those stated in the

Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb), as amended (the "Act"). The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the Act for a statement of such terms. The Notes are unsecured general obligations of the Company, limited to $27,412,125 in aggregate principal amount, except as otherwise provided in the Indenture.

5.   OPTIONAL REDEMPTION.

         The Notes are subject to redemption, as a whole or from time to time in part, at any time (subject to the provisions of the Indenture), at the option of the Company, on not less than 30 nor more than 60 days' prior notice given as provided in the Indenture, at the redemption price of 100.00% (expressed as a percentage of principal amount), together with accrued interest to the redemption date.

6.   NOTICE OF REDEMPTION.

         Notice of redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each Holder to be redeemed at his registered address. The selection of Notes for any redemption will be made by the Trustee pursuant to the terms of the Indenture. If less than all the Notes are to be redeemed, Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes or portions of them called for redemption.

7.   SUBORDINATION.

         The Notes are subordinated in right of payment to Senior Debt (as defined in the Indenture). Senior Debt does not include (a) Indebtedness of the Company to any of its subsidiaries or Affiliates (or any interest, fees, charges, or other amounts outstanding in respect of such Indebtedness), (b) any Indebtedness or liability for compensation to employees of the Company, or incurred for the purchase of goods, materials, or services in the ordinary course of business and which constitutes a trade payable, even if overdue (or any interest, fees, charges, or other amounts outstanding in respect of such Indebtedness), (c) any liability for federal, state, local, or other taxes owed or owing by the Company, (d) any Indebtedness, guarantee, or obligation which is contractually subordinate or junior in right and priority of payment to the Notes, (e) any payments or obligations in respect of any Preferred Stock, Redeemable Stock, or Exchangeable Stock, (f) that portion of any Indebtedness that at the time of issuance is issued in violation of this Indenture, and (g) the Indebtedness represented by the Company's 14% Junior Subordinated Non-Convertible Notes and 14% Junior Subordinated Convertible Notes. To the extent provided in the Indenture, Senior Debt must be paid before the Notes may be paid. Each Noteholder, by accepting a Note, agrees to the subordination and authorizes the Trustee to give it effect.

8.   DENOMINATIONS, TRANSFER, EXCHANGE.

         The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000 except to the extent of fractional Notes outstanding on the effective date of the First Supplemental Indenture or to the extent necessary to effect transfers in whole of such fractional Notes or to issue Notes upon a partial redemption or upon the completion of an Asset Sale Offer or a Change of Control Offer (as such terms are defined in the Indenture). A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Note selected for redemption, or transfer or exchange any Notes for a period of 15 days before a selection of Notes to be redeemed.

9.   PERSONS DEEMED OWNERS.

         The registered Holder of a Note may be treated as the owner of it for all purposes.

10.  UNCLAIMED MONEY.

         If money held by the Trustee or the Paying Agent for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall repay the money to the Company at its request. After that, Holders entitled to the money must look to the Company for payment unless an applicable escheat or abandoned or unclaimed property law designates another person.

11.  AMENDMENT, SUPPLEMENT, WAIVER.

         Subject to certain exceptions, with the consent of the Holders of at least a majority in principal amount of the outstanding Notes, the Indenture or the Notes may be amended or supplemented, any past default may be waived, and compliance with any provision of the Indenture may be waived. Without the consent of any Noteholder, the Company may amend or supplement the Indenture to provide for assumption of the Company's obligations hereunder in connection with a merger, consolidation, or transfer of assets as permitted by the Indenture or the Notes, to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, or to make any change that does not materially adversely affect the rights of any Noteholder.

12.  SUCCESSOR CORPORATION.

         When a successor corporation assumes all the obligations of its predecessor under the Notes and the Indenture (in accordance with the terms of the Indenture), the predecessor corporation will be released from those obligations.

13.  DEFAULTS AND REMEDIES.

         An Event of Default is: default for 30 days in payment of interest on the Notes; default in payment of principal on the Notes, upon maturity, redemption or otherwise; failure by the Company for 60 days after notice to it to comply with any of its other covenants, conditions, or agreements in the Indenture or the Notes; the occurrence of an event which permits the acceleration of the maturity of any Indebtedness in excess of $250,000; judgment for the payment for more than $250,000 rendered against the Company or any Subsidiary and not discharged within 60 days after such judgment becomes final and non-appealable; and certain events of bankruptcy or insolvency. If an Event of Default (other than an Event of Default as the result of certain events of bankruptcy or insolvency) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes may declare all the Notes to be due and payable immediately. If an Event of Default occurs as the result of certain events of bankruptcy or insolvency, all the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or any Holder. Noteholders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Notes. Subject to certain limitations, Holders of a majority in principal amount of the outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Noteholders notice of any continuing default (except a default in payment of principal or interest) if it determines that withholding notice is in their interests. The Company is required to file periodic reports with the Trustee as to the absence of default.

14.  SALES OF ASSETS.

         The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Asset Sale Purchase Date (as defined in the Indenture), pursuant to and subject to the conditions set forth in the Indenture, within 270 days following the consummation of an Asset Sale (as defined in the Indenture) (or in the case of Net Available Cash (as defined in the Indenture) from the conversion of securities, within 270 days after the receipt of such cash).

15.  CHANGE OF CONTROL.

         The Company shall make offers to purchase Notes at a purchase price of 100% of their principal amount plus accrued interest to the Change of Control Purchase Date (as defined in the Indenture), pursuant to and subject to the conditions set forth in the Indenture, in the event of a Change of Control (as defined in the Indenture).

16.  TRUSTEE DEALINGS WITH THE COMPANY.

         Subject to the provisions of the Act and regulations promulgated thereunder, the Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its affiliates, and may otherwise deal with the Company or its affiliates, as if it were not Trustee.

17.  NO RECOURSE AGAINST OTHERS.

         A director, officer, employee, or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Noteholder, by accepting a Note, waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

18.  AUTHENTICATION.

         This Note shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Note.

19.  ABBREVIATIONS.

         Customary abbreviations may be used in the name of a Noteholder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entirety), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

20.  INSPECTION OF INDENTURE AND REQUESTS FOR COPIES.

         Holders may inspect the Indenture at the principal executive office of the Company.

         The Company will furnish to any Noteholders, upon written request and without charge, a copy of the Indenture. Requests may be made to:

                  Lexington Precision Corporation
                  767 Third Avenue
                  New York, NY 10017
                  Attention: President

                                 ASSIGNMENT FORM


If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

I, or we, assign and transfer this Note to:


                         ------------------------------

                         ------------------------------
                               (Insert assignee's
                        social security or tax ID number)

                         ------------------------------

                         ------------------------------

                         ------------------------------

                         ------------------------------
                            (Print or type assignee's
                          name, address, and zip code)


and irrevocably appoint _______________________________________________agent to transfer this Note on the books of the Company. The agent may substitute anothe to act for him.


Date: ________________________  Your Signature:_________________________________
                                              (Sign exactly as your name appears
                                                 on the other side of this Note)

Signature Guarantee:

                       OPTION OF HOLDER TO ELECT PURCHASE


If you the holder want to elect to have this Note purchased by the Company pursuant to Section 4.07 or 4.08 of the Indenture, check the box: |_|


If you want to elect to have only part of this Note purchased by the Company,
state the amount: $       .*

                  *As set forth in the Indenture, any purchase pursuant to
                  Section 4.07 is subject to proration in the event the offer is oversubscribed.


Date: ________________________  Your Signature:_________________________________
                                              (Sign exactly as your name appears
                                                 on the other side of this Note)

Signature Guarantee:

         Any questions regarding the terms of the consent solicitation may be directed to Warren Delano, President, or Michael A. Lubin, Chairman of the
Board:

                         Lexington Precision Corporation
                                767 Third Avenue
                               New York, NY 10017
                                 (212) 319-4657

         Any questions or requests for assistance or additional copies of this statement or the consent letter may be directed to us at the telephone number and address listed above. A holder of Senior Subordinated Notes may also contact that holder's broker, dealer, commercial bank, trust company, or nominee for assistance concerning this consent solicitation.

                 The Depositary for the consent solicitation is:

                            THE BANK OF NEW YORK

 By Overnight Courier or Mail:                          By Hand:

THE BANK OF NEW YORK                             THE BANK OF NEW YORK
101 Barclay Street                                101 Barclay Street
New York, NY 10286                                New York, NY 10286
Attn: Reorganization Unit - 7E                           Ground Level
                                                Corporate Trust Services Window
                                                 Attn: Reorganization Unit - 7E
                                   Facsimile:

                                 (212) 815-6339

                              Confirm by Telephone:

                                 (212) 815-3738